UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission (as permitted by Rule 14A-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12
ISTA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AMENDMENT NO. 1 TO

PROXY STATEMENT

ISTA PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 5, 2011

Explanatory Note: The sole purpose of this Amendment No. 1 to Proxy Statement of ISTA Pharmaceuticals, Inc. (the “Company”) is to amend and restate the first paragraph of the Company’s definitive proxy statement for its 2011 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on November 4, 2011 (the “Proxy Statement”), under the heading “Meetings of the Board of Directors and Committees” in order to reflect the correct percentage of meetings of the Company’s board of directors and committees thereof attended by each of the Company’s directors. Such paragraph is hereby amended and restated in its entirety. Except as expressly set forth herein, the Proxy Statement has not been amended, updated or otherwise modified.

Meetings of the Board of Directors and Committees

Our Board of Directors held 7 meetings during the fiscal year ended December 31, 2010. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board of Directors and any committees of the Board of Directors on which such person served during the last fiscal year. Although we have no formal policy requiring director attendance at annual meetings of stockholders, directors are encouraged to attend the Annual Meeting. All incumbent directors attended the 2010 Annual Meeting of Stockholders.